Exhibit 99.1

Flutter Entertainment to Report Third Quarter 2026 Update and Host a Conference Call on November 4, 2026

October 22, 2026

Flutter Entertainment (“Flutter”) (NYSE:FLUT), the leading online sports betting and iGaming operator, today announced that it will release its third quarter 2026 update before US market open on November 4, 2026 at 7:00 a.m. ET (12:00 p.m. GMT). All related materials will be available through the “Investors” section of the Flutter website at www.flutter.com.

Flutter management will host a conference call on November 4, 2026 at 8:30 a.m. ET (1:30 p.m. GMT) to review the results and be available for questions, with access via webcast and telephone.

A public audio webcast of management’s call and the related Q&A can be accessed by registering here or via www.flutter.com/investors. For those unable to listen to the live broadcast, a replay will be available approximately one hour after conclusion of the call.

Analysts and investors who wish to participate in the live conference call must do so by dialling any of the numbers below and using meeting ID 481 500 392. Please dial in 10 minutes before the conference call begins.

+1 833 461 5787 (North America)

+44 117 389 0104 (United Kingdom)

+353 1800 851 901 (Ireland)

+61 1800 849 752 (Australia)

+1 585 542 9983 (International)

About Flutter Entertainment plc

Flutter is the world’s leading online sports betting and iGaming operator, with a market leading position in the US and across the world. Our ambition is to leverage our size and our challenger mindset to change our industry for the better. By Changing the Game, we believe we can deliver long-term growth while promoting a positive, sustainable future for all our stakeholders. We are well-placed to do so through the distinctive, global advantages of the Flutter Edge, which gives our brands access to group-wide benefits, as well as our clear vision for sustainability through our Positive Impact Plan.

Flutter operates a diverse portfolio of leading online sports betting and iGaming brands including FanDuel, Sky Betting & Gaming, Sportsbet, PokerStars, Paddy Power, Sisal, Snai, tombola, Betfair, MaxBet, Adjarabet and Betnacional.

To learn more about Flutter, please visit our website at www.flutter.com.

Enquiries

Investor Relations: Investor.relations@flutter.com

Media Relations: corporatecomms@flutter.com